                                                                  EXHIBIT 99.08

                 CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR


        I, Gustavo Moreno, hereby consent to the use, in the Registration Statement on Form S-1 of U.S.A. Floral Products, Inc., a Delaware corporation (the "Company"), to which this consent is filed as an exhibit included therein, of my name as a person about to become a Director of the Company.



                                                              /s/ Gustavo Moreno
                                                              ------------------
                                                               Gustavo Moreno
August 5, 1997